As filed with the Securities and Exchange Commission on January 9, 2006
Registration No. 333-103545

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SLM FUNDING LLC
(Exact name of registrant as specified in its charter)

Delaware	6189	52-0974271
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification no.)
12061 Bluemont Way; V3419
Reston, VA 20190
(703) 810-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert Lavet, Esquire
12061 Bluemont Way; V3419
Reston, VA 20190
(703) 810-3000
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Reed D. Auerbach, Esquire McKee Nelson LLP One Battery Park Plaza, 34th Floor New York, NY 10004 (917) 777-4400	Charles E. Bryan, Esquire Cadwalader, Wickersham & Taft LLP 1201 F Street, N.W., Suite 1100 Washington, D.C. 20004 (202) 862-2200
     Approximate date of commencement of proposed sale to the public: From time to time after filing this Post-Effective Amendment No.2 to Form S-3.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE
     This Post-Effective Amendment No. 2 to Form S-3 (File No. 333-103545 ) is filed to amend Item 17 of Part II to include the undertakings required by Item 512(a) of Regulation S-K.

PART II
Item 17. Undertakings
Item 17 of Part II is hereby amended by:
(i) replacing the following provision from clause (a)(1) therein:
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
with:
     Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
(ii) adding the following provision to clause (a) after clause (a)(3) therein:
     (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(iii) adding the following clauses after clause (f) therein:
     (g) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this registration statement if a subsequent update or change is made to the information.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on January 6, 2006.
SLM FUNDING LLC
     (Registrant)
By: /S/ C.E. ANDREWS
       Name: C.E. Andrews
       Title: President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ C.E. ANDREWS	President and Chief Financial Officer (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer) and Manager	January 12, 2006
(C.E. Andrews)

/S/ THOMAS J. FITZPATRICK	Manager	January 6, 2006

(Thomas J. Fitzpatrick)

SALLIE MAE, INC.	Manager	January 12, 2006

By: /s/ C.E. Andrews
Name: C.E. Andrews
Title: Executive Vice President

Manager

(Victor A. Duva)

Manager

(Kenneth J. Uva)